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PROXY                        S3 INCORPORATED                        EXHIBIT 99.1

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby authorizes KENNETH F. POSTASHNER, TERRY N. HOLDT, WALTER D. AMARAL AND RONALD T. YARA, as proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock of S3 Incorporated (the "Company") the undersigned is entitled to vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may properly be presented for action at the Special Meeting of Stockholders of the Company to be held on September 20, 1999, or at any postponement or adjournment thereof.

[X] Please mark votes as in this example

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxies will have authority to vote FOR Proposals 1, 2 and 3.

(1) Proposal to approve the issuance of shares of common stock, par value $0.0001 per share, of the Company under the terms of the merger agreement between the Company and Diamond Multimedia Systems, Inc.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

(2) Proposal to amend, subject to approval of proposal 1 above and the completion of the merger contemplated thereby, the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 120,000,000 to 175,000,000.
            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

(3) Proposal to elect, subject to completion of the merger and with effect immediately after the merger, Mr. William J. Schroeder, Mr. Gregorio Reyes and Mr. James T. Schraith as directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

    [ ]  FOR all nominees            [ ]  WITHHELD from all nominees
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                                          [ ]  FOR ALL NOMINEES EXCEPT AS NOTED
                                                          ABOVE

                                                MARK HERE FOR ADDRESS CHANGE AND
                                                NOTE AT LEFT                 [ ]

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY PROMPTLY USING
                                                THE ENCLOSED ENVELOPE.

                                                Please sign where indicated
                                                below. When shares are held by
                                                joint tenants, both should sign.
                                                When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such. If a corporation,
                                                please sign in full corporate
                                                name by an authorized officer.
                                                If a partnership, please sign in
                                                full partnership name by an
                                                authorized person.

                                                Dated:
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                                                           Signature
                                                Dated:
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                                                           Signature